UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2013

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 7, 2013, Toll Brothers, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters (the “Underwriters”), with respect to the offer and sale of 6,250,000 shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share, at a public offering price of $32.00 per share and a purchase price to the Company of $30.72 per share after taking into account underwriting discounts and commissions (the “Offering”). The Underwriting Agreement grants the Underwriters a 30-day option to purchase up to an additional 937,500 shares of Common Stock from the Company. The closing of the Offering is subject to the satisfaction of customary closing conditions as set forth in the Underwriting Agreement, and is expected to occur on or about November 14, 2013 (the “Closing”).

The Offering was made pursuant to a prospectus supplement dated November 7, 2013, filed as part of the Company’s Registration Statement on Form S-3 (File No. 333-178130), filed with the Securities and Exchange Commission on November 23, 2011.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.

ITEM	9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d). Exhibits

Exhibit No.	Item

1.1	Underwriting Agreement, dated November 7, 2013, between Toll Brothers, Inc. and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated: November 11, 2013	By:	/s/ Joseph R. Sicree
Joseph R. Sicree

Senior Vice President, Chief Accounting Officer

Exhibit Index

Exhibit No	Item

1.1	Underwriting Agreement, dated November 7, 2013, between Toll Brothers, Inc. and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein.